                              I-SECTOR CORPORATION

                             6401 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77074

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 11, 2005
                          ---------------------------

       Notice is hereby given that the annual meeting of the stockholders of I-Sector Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company located at 6401 Southwest Freeway, Houston, Texas 77074 on Wednesday, May 11, 2005, at 10:00 AM, Central Daylight Time, and any adjournment or postponement thereof, for the following purposes:

      1. To elect four (4) nominees to the board of directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

      2. To consider and approve an amendment of the I-Sector Corporation Incentive Plan (the "Plan"), to increase the number of shares of common stock reserved for grant under the Plan from 2,023,103 shares of common stock to 2,273,103 shares of common stock; and

      3. To consider and act upon such other business as may properly be presented at the annual meeting or any adjournments or postponements thereof.

      Only stockholders of record at the close of business on April 8, 2005, will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Each of these stockholders is cordially invited to be present and vote at the meeting in person. A list of stockholders entitled to vote at the meeting will be available for inspection ten days prior to the meeting at the principal offices of the Company, located at 6401 Southwest Freeway, Houston, Texas 77074. You can contact the Company with any further questions at (713) 795-2000.

      The presence in person or by proxy at the meeting of at least a majority of all outstanding shares of common stock is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

      Please read the proxy material carefully. Your vote is important, and the Company appreciates your cooperation in considering and acting on the matters presented.

                                       By Order of the Board of Directors,

                                       -s- Timothy J. Grothues
                                       Timothy J. Grothues
                                       Assistant Secretary
                                       April 13, 2005
                          ---------------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHOULD YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES AND ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL YOUR SHARES WILL BE VOTED. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.
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                              I-SECTOR CORPORATION
                             6401 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77074

                          ---------------------------

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                              I-SECTOR CORPORATION
                           TO BE HELD ON MAY 11, 2005

                          ---------------------------

      This proxy statement and the enclosed proxy card are first being mailed to the stockholders of I-Sector Corporation, a Delaware corporation (the "Company"), commencing on or about April 13, 2005, in connection with the solicitation by the board of directors of the Company (the "Board of Directors" or the "Board") of proxies to be voted at the annual meeting of stockholders to be held at the offices of the Company located at 6401 Southwest Freeway, Houston, Texas 77074 on Wednesday, May 11, 2005 at 10:00 a.m., Central Daylight Time and at any adjournments or postponements thereof (the "Meeting"), for the purposes set forth in the accompanying notice. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended (the "2004 Annual Report"), is being mailed to stockholders concurrently with this proxy statement. The 2004 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                      SHARES OUTSTANDING AND VOTING RIGHTS

RECORD DATE AND SHARES OUTSTANDING

      Only holders of shares of Company's common stock, par value $0.01 per share (the "Common Stock") of record as of the close of business on April 8, 2005 (the "Record Date"), are entitled to vote at the Meeting. As of the Record Date there were 5,454,534 shares of Common Stock issued, outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Meeting.

QUORUM; BROKER NON-VOTES; ABSTENTIONS

      The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof. The shares of Common Stock that are voted by proxy on a proposal, or that "ABSTAIN" from voting on a proposal are treated as being present at the Meeting for purposes of determining the presence of a quorum.

      Broker non-votes (i.e., shares of Common Stock held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the presence of a quorum for the transaction of business at the Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal on which the broker has

                                        1
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expressly not voted. Accordingly, a broker non-vote will not affect the outcome of the voting on any proposal set forth in this proxy statement.

      If a quorum is not obtained, the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Meeting (except for any proxies which have theretofore been revoked).

REVOCABILITY OF PROXY

      A stockholder may revoke a proxy by:

      (1)      delivering to the Company written notice of revocation;

      (2)      delivering to the Company a signed proxy bearing a later date; or

      (3)      appearing at the Meeting and voting in person.

      Votes will be tabulated and the results will be certified by an election inspector who will be required to resolve impartially any interpretive questions as to the conduct of the vote.

      Proxies will be voted in accordance with the directions specified thereon. Any proxy on which no direction is specified will be voted for the election of the nominees named herein to the Board of Directors and for approval of Proposal
2. The Company is not aware of any other matters that may be presented or acted on at the Meeting. The persons named on the proxy card may use their discretion to vote on any other matter that may properly be presented at the meeting.

                                        2
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                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

      At the Meeting, four (4) nominees are to be elected to the Board of Directors. If elected, each nominee will hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

      Unless otherwise directed, the persons named as proxies in the accompanying proxy will vote for the election of the nominees named below to the Board of Directors. All of the nominees have previously been elected directors by the stockholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the Board of Directors. However, the Board of Directors is not aware of any circumstances that would prevent any nominee from serving if elected.

APPROVAL AND REQUIRED VOTE

      The four nominees for election as directors at the Meeting who receive the greatest number of votes cast by the holders of shares of Common Stock present, in person or by proxy, will be the duly elected directors of the Company. Broker non-votes and abstentions will not have any effect on the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS.

NOMINEES FOR DIRECTOR

      Set forth below is certain information regarding the nominees for election to the Board of Directors:

      James H. Long, age 46, is the Company's founder and has served as the Chairman of the Board and Chief Executive Officer since its inception in 1983. Mr. Long also served as the Company's President through December 2003. Prior to founding the Company, Mr. Long served with the United States Navy in a technical position and was then employed by IBM in a technical position.

      Donald R. Chadwick, age 61, has served as a member of the Board of Directors since September 1996. He served as Secretary from February 1992 to August 2002 and served as Chief Financial Officer of the Company from February 1992 until December 1999. As Chief Financial Officer, his duties included supervision of finance, accounting and controller functions.

      John B. Cartwright, age 57, has served as a member of the Board of Directors since August 2001. He has been the owner of John B. Cartwright & Associates, a Certified Public Accounting firm, since 1990. From 1973 to 1990, Mr. Cartwright was the managing partner or managing stockholder of Cartwright, Matthews, Gonsoulin & Bradley, PC, Cartwright, Matthews & Gonsoulin, a Partnership and Cartwright & Matthews, a Partnership. From 1969 to 1973, Mr. Cartwright was an Audit Supervisor of Touche Ross & Co. (now Deloitte & Touche
LLP) in Houston. Mr. Cartwright is a member of the American Institute of Certified Public Accountants, Texas Society of Certified Public Accountants, Houston Chapter of the Texas Society of Certified Public Accountants, and the past President of the Houston Chapter of the Community Associations Institute.
                                        3
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      Cary M. Grossman, age 50, has served as a member of the Board of Directors since December 2004. Since April 2004, Mr. Grossman has been involved in the management of, and currently serves as the Vice President and Chief Financial Officer of, Sand Hill IT Security Acquisition Corp., a special purpose acquisition fund. From 2002 until 2003, he served as Executive Vice President and Chief Financial Officer at US Liquids, Inc., an American Stock Exchange (the "AMEX") listed environmental services company. Mr. Grossman left US Liquids, Inc. in 2003 as a result of the acquisition of three of its businesses by a private equity firm and was President and Chief Executive Officer of the acquiring company, ERP Environmental Services, until November 2003. From 1997 until 2002, Mr. Grossman served Pentacon, Inc., a New York Stock Exchange ("NYSE") listed provider of inventory management services and distributor of components to Fortune 50 original equipment manufacturers, as a board member and in several senior executive positions including: Chairman of the Board of Directors, Acting Chief Financial Officer (2001-2002) and Lead Director (1998-2001). From 1991 until 2002, Mr. Grossman was the Managing Partner of McFarland, Grossman & Company, Inc., an investment banking and financial advisory firm he co-founded in 1991. Prior to that, Mr. Grossman practiced public accounting for 15 years. He earned a Bachelor of Business Administration in Accounting from The University of Texas and is a Certified Public Accountant.

            BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

BOARD AND COMMITTEE MEETINGS

      The Board of Directors is currently composed of four members, two of which, Messrs. Cartwright and Grossman, are independent, as defined in Section 121A of the AMEX Guide (the "Guide"). The Board of Directors has two (2) standing committees, an audit committee (the "Audit Committee") and a compensation committee (the "Compensation Committee"). During 2004, the Board of Directors convened three special meetings and three regularly scheduled meetings, the Audit Committee held three special meetings and three regularly scheduled meetings, and the Compensation Committee met once. Each director attended at least 75% of all meetings of the Board of Directors and each of the committees of the Board to which he belonged.

      Through December 2003, the Company met the requirements of the "Controlled Company" exemption under Section 801(a) of the Guide. However, in May 2004, when the Company completed a public equity offering, it was no longer able to rely on this exception and must comply with certain additional requirements under the Guide. In accordance with section 809(b) of the Guide, a majority of the Board must be independent within one year of the Company ceasing to be a "controlled company."

      Effective as of November 2, 2004 (the "Resignation Date"), Kevin M. Klausmeyer resigned as a member of the Board of Directors. As discussed below, Mr. Klausmeyer served on the Audit Committee and Compensation Committee and was Chairman of the Audit Committee prior to his resignation. Mr. Chadwick was appointed as interim Chairman of the Audit Committee and the Compensation Committee. Upon his election to the Board of Directors on December 30, 2004, Mr. Grossman was appointed to the Audit Committee and the Compensation Committee.

      Audit Committee. During 2003 and through the Resignation Date, the Audit Committee was composed of Messrs. Chadwick, Cartwright and Klausmeyer, all of whom, except for Mr. Chadwick, met the independence requirements under the rules of the AMEX applicable to the Company. Mr. Chadwick does not meet the independence requirements because, as the Company's Secretary until August 2002, he has been an officer of the Company in the past three (3) years. However, in accordance with Section 121(B)(b)(ii) of the AMEX Guide, and based upon Mr. Chadwick's unique combination of extensive financial management, audit and account-ing experience and his knowledge of the Company and its industry, the Board of Directors determined that Mr. Chadwick's membership on the Audit Committee is required by the best interest of the Company and its stockholders. The Board previously determined that Mr. Klausmeyer was qualified as an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission (the "SEC") and has accounting and related financial management expertise within the listing standards of the Guide. After his election to the Board at the annual stockholder's meeting, the Board appointed Mr. Grossman to replace Mr. Klausmeyer on the Audit Committee and appointed him as the chairman of the Audit Committee. Additionally, the Board has determined that Mr. Grossman is qualified as an audit committee financial expert within the meaning of the regulations of the SEC and has accounting and related financial management expertise within the listing standards of the Guide. The responsibilities of the Audit Committee are set forth in the federal securities laws, the rules of the AMEX and a written charter adopted by the Board of Directors and include, but are not limited to:

      1. reviewing the financial reports and other financial and related information provided by the Company to any governmental body or the public;

      2. reviewing the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

      3. reviewing the Company's auditing, accounting and financial reporting processes generally;

      4. appointing, compensating and overseeing the work of any registered public accounting firm employed by the Company, including resolution of disagreements between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report; and

      5. approving audit services and most non-audit services provided by the Company's independent auditors.

      Compensation Committee. During 2003 and through the Resignation Date, the Compensation Committee was composed of Messrs. Chadwick, Klausmeyer and Cartwright, all of whom are non-employee directors and are independent under the rules of the AMEX except Mr. Chadwick. After his election to the Board at the December 30, 2004 stockholder's meeting, the Board appointed Mr. Grossman to replace Mr. Klausmeyer on the Compensation Committee. The functions of the Compensation Committee include:

      1. reviewing and making recommendations regarding the compensation of the Company's executive officers; and

      2. administering and making awards under the Company's compensation plans.

BOARD COMPENSATION

      During 2003, and through November 3, 2004, each director who was not an employee of the Company was paid a $1,000 fee for each Board and Audit Committee meeting they attended and a $500 fee for each Compensation Committee meeting they attended, plus reasonable out-of-pocket expenses incurred to attend the meetings. The chairperson of the Audit Committee was paid a $2,000 fee for each meeting attended. In addition, each non-employee director was entitled to receive stock options pursuant to the Company's Non-Employee Director Stock Option Plan (the "Director Plan"). Upon election to the Board, each non-employee director received options to purchase 5,000 shares of Common Stock. Upon re-election to the Board, each non-employee director received options to purchase 5,000 shares of Common Stock. During 2004, options to acquire 15,000 shares of Common Stock were granted to non-employee directors. All options granted to non-employee directors during 2004 vested immediately, had an exercise price equal to the fair market value of a share of Common Stock on the date of grant and expire ten years after the date of grant. Options granted to non-employee directors are subject to early termination on the occurrence of certain events, including ceasing to be a member of the Board of Directors (other than by death).

      Effective November 3, 2004, the Company increased the amount of the fees it pays to non-employee board members. This increase was made due to the increased size and complexity of the Company, increased requirements of Board members following and related to the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and in order to attract the best possible talent to the Board of Directors. Beginning on November 3, 2004, each non-employee director receives a quarterly retainer of $3,000, plus a $1,000 fee for each Board and Audit Committee meeting they attend in person and a $500 fee for each Compensation Committee meeting they attend, as well as reasonable out-of-pocket expenses incurred to attend the meetings. For telephonic board meetings lasting more than one hour, each non-employee board member in attendance receives a $500 fee, and for telephonic board meetings lasting less than one hour, each non-employee board member is paid a $300 fee. In addition, the chairperson of the Audit Committee receives an additional $4,000 quarterly retainer. An additional $1,000 fee per special committee meeting is paid to any non-employee director that is serving as the chairperson of such special committee.

DIRECTOR NOMINATION PROCEDURE

      The Board of Directors does not have a nominating committee or other committee performing a similar function. Historically, the entire Board has selected nominees for election as directors. It is the practice of the Board to require unanimous approval by directors for the selection of director nominees.

      The Board of Directors will solicit and receive recommendations for nominees to the Board from other members of the Board, senior executives, individuals personally known to members of the Board and third party search firms, as appropriate. Consideration of potential nominees typically will involve a series of internal discussions, review of information concerning the candidate, and, if appropriate, interviews with selected candidates.

      In order to be considered for membership on the Board of Directors, a candidate should possess, at a minimum, the following qualifications:

      - high personal and professional ethics and integrity;

      - commitment to representing the long-term interests of stockholders;

      - objective, practical and mature judgment; and

      - willingness to understand the business of the Company and to devote adequate time to carry out the duties of a director.

These factors, and other qualifications considered useful by the Board of Directors, are reviewed in the context of an assessment of the perceived needs of the Company and the Board at a particular moment in time.

      The Board of Directors will evaluate candidates recommended by stockholders using the same criteria as it uses in evaluating other candidates to the Board. A stockholder seeking to
                                        6
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recommend a candidate for consideration by the Board of Directors may submit the nominee's name and qualifications to the Company by mailing it to the address listed below under "Communicating with the Board of Directors."

DIRECTOR ATTENDANCE AT ANNUAL MEETING

      The Board of Director's policy regarding director attendance at the annual meeting is that they are welcome to attend, and the Company will make appropriate arrangements for directors that choose to attend. In 2004, only Mr. Long attended the annual meeting.

COMMUNICATING WITH THE BOARD OF DIRECTORS

      Any stockholders who desire to contact the Board or specific members of the Board may do so by writing to:

                               BOARD OF DIRECTORS
                              I-SECTOR CORPORATION
                             6401 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77074

                               EXECUTIVE OFFICERS

      The Company's executive officers serve until resignation or removal by the Board of Directors. Set forth below is certain information about the Company's executive officers.

      James H. Long -- See Nominees for Director.

      Mark T. Hilz, age 46, was appointed as the Company's President and Chief Operating Officer in December 2003. Mr. Hilz' responsibilities include management of the Company's operations including the operations of its subsidiaries, Internetwork Experts, Inc. ("INX"), Stratasoft, Inc. ("Stratasoft") and Valerent, Inc. ("Valerent"). Mr. Hilz has also served as the President of INX since its founding in July 2000. Mr. Hilz served on the Board of Directors from April 1999 until June 2001. From January 1999 to June 2000, Mr. Hilz was Vice President of Project Development at Mathews Southwest, LLC, Inc., a real estate investment and development firm headquartered in Dallas. From 1998 to July 2000, Mr. Hilz was one of the Company's directors and the Chief Executive Officer of Nichecast, Inc., a privately held Internet services company. From July 1990 to July 1998 Mr. Hilz was the founder, President and Chief Executive Officer of PC Service Source, Inc., a publicly held distributor of personal computer hardware for the repair industry. Before that, Mr. Hilz was founder, President and Chief Executive Officer of Hilz Computer Products, Inc., a privately held wholesale computer products distributor.

      William R. Hennessy, age 45, has served as the President of Stratasoft since January 1996. Mr. Hennessy's responsibilities include the general management of the operations of Stratasoft. From July 1991 to January 1996, Mr. Hennessy was employed by Inter-Tel, Incorporated, a publicly held telephone systems manufacturer and sales and service company, where he served as the Director of MIS and the Director of Voice and Data Integration for the central region.

      Frank Cano, age 39, has served as the President of Valerent since November 2002. Mr. Cano's responsibilities include the general management of the operations of Valerent. From May 2000 to May 2002, Mr. Cano served as a Division President of Amherst Southwest, LLP. Prior to that, Mr. Cano held various positions in the Company including serving as the President of its former computer products division, as its Senior Vice President, Branch Operations and as its Branch Manager for the Dallas-Fort Worth office. Mr. Cano is the brother-in-law of Mr. Long.

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      Brian Fontana, age 47, has served as the Chief Financial Officer since
January 2005. Mr. Fontana has an extensive financial management background that includes the management of the accounting, finance, investor relations, internal information systems and legal functions for large, complex organizations, including organizations that were executing strategies for rapid expansion through acquisitions. As Chief Financial Officer, he has managed multiple initial public offerings, follow-on equity offerings, private equity offerings, public debt placements and syndicated bank financings. He previously held the position of Chief Financial Officer at three NYSE listed public companies, one Nasdaq listed company and two privately held companies. His prior experience includes serving as Chief Financial Officer of: 1) Talent Tree, Inc., a privately-held workforce outsourcing organization headquartered in Houston, Texas; 2) PerformanceRetail, Inc., an early-stage venture-capital funded software company; 3) Drypers Corporation, a Nasdaq listed $400 million revenue multinational diaper manufacturing company; 4) Pentacon, Inc., a NYSE listed $300 million revenue fastener distribution company; 5) Prime Service, Inc., a NYSE listed $500 million revenue equipment rental company; and 6) National Convenience Stores, Inc., a NYSE listed $1 billion revenue operator of convenience stores.

      Larry Lawhorn, age 52, was appointed as Controller and Chief Accounting Officer of the Company in April 2005 and is responsible for its accounting and reporting functions. From August 2001 to April 2005, Mr. Lawhorn was the Vice President -- Corporate Controller for Talent Tree, Inc., a privately-held workforce outsourcing organization headquartered in Houston, Texas. From March 1987 to July 2001, Mr. Lawhorn served with Corporate Express, Inc. headquartered in Broomfield, Colorado as regional controller and division president in Houston, Texas and Baton Rouge, Louisiana, respectively. Previously, Mr. Lawhorn served with Coopers & Lybrand (now PriceWaterhouseCoopers) for eleven years. Mr. Lawhorn is a Certified Public Accountant and he is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

      Timothy J. Grothues, age 56, has been Treasurer of the Company since November 2003. From November 2001 to November 2003, he was the Company's Assistant Controller. His responsibilities include the treasury and risk management functions. From January 1998 to November 2001, Mr. Grothues was a private investor. For the eighteen years prior to that, Mr. Grothues was the Chief Financial Officer of Blackburn Group, Inc., a privately held industrial construction company specializing in the petroleum and petrochemical industries.

      Paul Klotz, age 42, has served as the Vice President and Chief Operating Officer of INX since August 2000. Mr. Klotz' responsibilities include the operations management of INX. From 1997 to July 2000, Mr. Klotz was the Vice President of Marketing of PC Service Source. Before that, Mr. Klotz served as the Vice President of Acme Keystone, a privately held consumer products manufacturing company.

FAMILY RELATIONSHIPS

      Messrs. Long and Cano are brothers-in-law. There are no other family relationships among any of the directors and executive officers of the Company.

                             AUDIT COMMITTEE REPORT

      The Audit Committee has furnished the following report on its activities for the year 2004:

          The Audit Committee exists to provide independent, objective oversight of the Company's accounting functions and internal controls. Under the rules of the American Stock Exchange, all of the members of the Audit Committee are independent, except for Mr.
      Chadwick. In 2004, Mr. Klausmeyer served as a member of the Audit Committee until his resignation in November 2004. Mr. Grossman was appointed in his place in December 2004. The Audit Committee operates under a written charter adopted by the Board of Directors.

          The Audit Committee held three regularly scheduled meetings and three special meetings in 2004. The Audit Committee has held discussions with management and Grant Thornton, LLP ("Grant Thornton"), the Company's independent auditors, regarding the audited financial statements for the year ended December 31, 2004. The Audit Committee reviewed with the independent auditors who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to quality, not just the acceptability, of the Company's accounting functions and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees) and by the Statement of Auditing Standards No. 90 (Audit Committee Communications).

          In addition, the Audit Committee has received a written statement from Grant Thornton describing all relationships between the independent auditors and the Company that may impact their objectivity and independence as required by Independence Standards Board Standard No. 1 and has discussed with Grant Thornton matters relating to its independence, including review of audit and non-audit fees and any relationships that may impair its independence and satisfied itself as to their independence.

          Based on the foregoing, the Audit Committee of the Company has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Donald R. Chadwick, Interim Chairman
                                          John B. Cartwright

                              INDEPENDENT AUDITORS

CHANGE OF INDEPENDENT AUDITORS

      As previously disclosed, on June 5, 2003, the Company dismissed Deloitte & Touche, LLP ("Deloitte") as its independent auditors and engaged Grant Thornton LLP ("Grant Thornton"). The Audit Committee approved the decision to change independent auditors.

      In connection with the audit of the Company's financial statements for the fiscal year ended December 31, 2004, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. In the unaudited interim periods ended March 31, 2004, June 30, 2004 and September 30, 2004, and through December 31, 2004, there were no disagreements with Grant Thornton on any matter of accounting principles or practices or financial statement disclosure. The audit report of Grant Thornton on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2004, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      Representatives of Grant Thornton are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FIRM FEES

      The following information sets forth the aggregate fees billed or to be billed by Grant Thornton and Deloitte for services performed for the fiscal year 2004. The Audit Committee has reviewed the audit and non-audit fees that we paid to the independent accountants for purposes of considering whether such fees are compatible with maintaining the auditor's independence. Under the SEC's new rule on auditor independence, which is effective for the first fiscal years ending after December 15, 2003 and was adopted as a result of implementing Sarbanes-Oxley, fees would be categorized as follows:

      Audit Fees. Estimated fees billed for services rendered by Grant Thornton for the audit of our financial statements included in our annual report and the reviews of financial statements included in our quarterly reports were $225,000 for 2003 and $180,075 for 2004.

      Audit-Related Fees. We did not retain Grant Thornton for any audit related services in 2003 and 2004 and there were no fees for audit-related services during those years.

      Tax Fees. Aggregate fees billed for tax services related to the preparation of our annual corporate tax returns rendered by Grant Thornton was $ -- and $17,700 for 2003 and 2004, respectively.

      All Other Fees. Aggregate fees billed for all other services rendered by Grant Thornton to us consisted of $825 relating to research and discussions of the accounting for certain employee benefit matters in 2003 and $185,000 in 2004, which consisted of $1,500 for program training costs and $183,500 related to the secondary offering. The aggregate fees billed for all services provided to us by Deloitte was $64,240 in 2004, which consisted of $650 for file transfers to the successor auditor and $63,590 relating to the secondary offering.

      Our Audit Committee must now pre-approve all audit and non-audit services that we receive from our independent accountants. This pre-approval authority may be delegated to a single member of the Audit Committee and then reviewed by the entire Audit Committee at the committee's next meeting. Approvals of non-audit services will be publicly disclosed in our periodic reports filed with the SEC. For 2004, the Audit Committee pre-approved 100% of the 2004 audit and non-audit services we received from our independent accountants.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding the beneficial ownership of the Common Stock as of the Record Date by:

      - each person, or group of affiliated persons, known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock;

      - each of the nominees and directors;

      - each executive officer named in the summary compensation table below;
        and

      - all of the Company's directors and executive officers as a group.

                                                 AMOUNT AND NATURE OF        PERCENT
NAME OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)       OF CLASS
------------------------                      --------------------------    ----------
James H. Long...............................          1,997,430(2)             28.1%
John B. Cartwright..........................             20,200(3)                *
Donald R. Chadwick..........................             37,386(4)                *
Cary M. Grossman............................             15,000(5)                *
William R. Hennessey........................            115,000(6)              1.6%
Mark T. Hilz................................            630,635(7)              8.9%
Paul Klotz..................................            155,455(8)              2.2%
All executive officers and directors........          3,115,935(9)             43.9%

------------------------

 *       Less than 1%

(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares the named person has the right to acquire within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2) Includes 2,400 shares that may be acquired upon exercise of currently exercisable options.

(3) Includes 20,000 shares that may be acquired upon exercise of currently exercisable options.

(4) Includes 17,686 shares that may be acquired upon exercise of currently exercisable options and 200 shares owned by his minor children for which Mr. Chadwick disclaims beneficial ownership.

(5) Includes 5,000 shares that may be acquired upon exercise of currently exercisable options and 2,000 shares that may be acquired upon exercise of warrants.

(6) Includes 98,000 shares that may be acquired upon exercise of currently exercisable options and 2,000 shares owned by his children, one of which is a minor, for which Mr. Hennessey disclaims beneficial ownership.

(7) Includes 630,635 shares that may be acquired upon exercise of currently exercisable options.

(8) Includes 155,455 shares that may be acquired upon exercise of currently exercisable options.

(9) Includes 1,010,445 shares that may be acquired upon exercise of currently exercisable options.

The following table sets forth, as of the Record Date, the address and number of shares and percentage of Common Stock owned by each stockholder of the Company that owns 5% or more of the outstanding Common Stock.

                                                            AMOUNT AND NATURE
NAME AND ADDRESS                                              OF BENEFICIAL        PERCENT
OF BENEFICIAL OWNER                                             OWNERSHIP          OF CLASS
-------------------                                      -----------------------   --------

James H. Long(1).......................................         1,997,430           28.1%
  6401 Southwest Freeway
  Houston, Texas 77074
Mark T. Hilz(2)........................................           630,635            8.9%
  6401 Southwest Freeway
  Houston, Texas 77074

------------------------

(1) Includes 2,400 shares that may be acquired upon exercise of currently exercisable options.

(2) Includes 630,635 shares that may be acquired upon exercise of currently exercisable options.

                         COMPENSATION COMMITTEE REPORT

      The Compensation Committee has furnished the following report on executive compensation for fiscal year 2004:

          The Compensation Committee met once in 2004. The base compensation of executive officers during 2004 was continued under existing compensation arrangements. The Committee's policies and those compensation arrangements are described below.

          The Compensation Committee establishes compensation for executive officers based on performance goals related to the area for which they are responsible while also taking into consideration the ability to reward executive officers who contribute to the overall success of the Company. The following characteristics are factored into the compensation policies:

          1. The Company seeks to pay competitive salaries in order to attract and retain the best people.

          2. Executive officer rewards are based on the level of performance attained by the individual measured by the performance of the subsidiary or depart-ment for which they are responsible. Awards in the finance area of the Company are based on qualitative performance objectives.

          3. At the beginning of the performance cycle, quarterly and annual objectives are set for each officer. At the end of each performance cycle, the level of achievement of the objectives are measured and used as the basis for decisions on merit increases, bonus awards and stock option grants. The Chief Executive Officer conducts the review and makes recommendations to the Compensation Committee accordingly.

          Chief Executive Officer Compensation: James H. Long has served as Chief Executive Officer of the Company since its inception, and as President until December 2003. During 2004, Mr. Long's compensation consisted solely of a base salary. Because Mr. Long owns in excess of 38% of the Common Stock of the Company, both Mr. Long and the Compensation Committee agreed that neither a cash bonus nor stock options were necessary to motivate Mr. Long to improve the Company's financial condition, operating results and maximize stock performance as he will be rewarded along with all other stockholders through increases in the stock price if positive results for the Company are achieved. At the 2002 Compensation Committee meeting, Mr. Long asked that his base salary be the minimal amount required to meet his immediate cash needs. During the year ended December 31, 2001, without input from the Compensation Committee, Mr. Long voluntarily took a compensation reduction from the salary level set by the Committee at its 2000 meeting. Mr. Long's reduced compensation continued through 2004. In determining Mr. Long's compensation at the 2004 meeting, the Compensation Committee considered Mr. Long's 2003 input relative to his immediate cash needs and Mr. Long's input regarding his desire to not receive performance-based compensation other than his financial reward related to his stock ownership.

                                       THE COMPENSATION COMMITTEE

                                       Donald R Chadwick, Interim Chairman
                                       Kevin M. Klausmeyer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Klausmeyer, Cartwright and Chadwick, each of whom are or were outside directors during 2004, served on the Compensation Committee in 2004. During 2004, no director or executive officer of the Company served on the compensation committee or the board of directors of any company for which Messrs. Klausmeyer, Cartwright and Chadwick served as executive officers or directors.

                             EXECUTIVE COMPENSATION

      Summary Compensation. The following table sets forth information about compensation we paid or awarded for services rendered during the fiscal years ended December 31, 2004, 2003 and 2002 to our (i) Chief Executive Officer and
(ii) the three most highly compensated executive officers who were serving as executive officers at the end of 2004 and whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                       ANNUAL COMPENSATION                         AWARDS
                                         ------------------------------------------------   ---------------------
                                                                          OTHER ANNUAL      SECURITIES UNDERLYING
                                                                        COMPENSATION ($)           OPTIONS
NAME AND PRINCIPAL POSITION               YEAR     SALARY     BONUS           (1)                    (2)
---------------------------              ------   --------   -------   ------------------   ---------------------
James H. Long..........................   2004    $114,750   $   --         $     --                    --
Chairman and Chief Executive Officer      2003    121,636        --               --                    --
                                          2002    127,690        --               --                    --

Mark T. Hilz...........................   2004    200,000    71,250               --                    --
President and Chief Operating Officer     2003    200,000    55,120               --                72,816
                                          2002    185,190        --               --               462,582

William R. Hennessy....................   2004    125,000    17,188               --                    --
President of Stratasoft Inc.              2003    125,000    19,063               --                80,000
                                          2002    133,167    59,028               --                    --

Paul Klotz.............................   2004    150,000    48,438               --                    --
Vice President of Internetwork Experts,
  Inc.                                    2003    150,000    41,370               --                48,809
                                          2002    144,252     7,500               --                95,236

------------------------
(1) Amounts exclude the value of perquisites and personal benefits because the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the Named Executive Officer's total annual salary and bonus.

(2) Amounts for Mark T. Hilz and Paul Klotz include option grants during 2002 and 2003 in INX which were subsequently converted to options in the Company on March 18, 2005.

      Options Granted in Last Fiscal Year. The Company did not grant any stock options or stock appreciation rights to the Named Executive Officers during the fiscal year ended December 31, 2004.

      Aggregated Option Exercises and Year-End Option Values. The following table sets forth information regarding option exercises during the fiscal year ended December 31, 2004, and the number and value of in-the-money options at December 31, 2004 for each of the Named Executive Officers:

                                                   NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                           SHARES                       UNEXERCISED OPTIONS AT           IN-THE MONEY OPTIONS AT
                          ACQUIRED                        DECEMBER 31, 2004                 DECEMBER 31, 2004
                             ON       VALUE        --------------------------------   -----------------------------
          NAME            EXERCISE   REALIZED      EXERCISABLE       UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
          ----            --------   --------      ------------      --------------   -----------     -------------
James H. Long...........       --    $     --          2,400                --         $  18,360          $  --
William R. Hennessy.....       --          --         98,000                --           749,700             --
Mark T. Hilz............       --          --        630,635(1)             --         4,824,358             --
Paul Klotz..............   15,800     116,707        155,455(2)             --         1,189,231             --

------------------------
(1) Amount includes 598,635 options that were exchanged for INX options on March 18, 2005.

(2) Amount includes 146,255 options that were exchanged for INX options on March 18, 2005.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The table presented below contains certain information about our equity compensation plans, as of March 18, 2005, which consists of the 1996 Incentive Plan, the Director Plan and the

I-Sector Corporation Incentive Plan. All of our equity compensation plans have been previously approved by its stockholders.

                                                                   NUMBER OF SECURITIES
                               NUMBER OF                           REMAINING AVAILABLE
                           SECURITIES TO BE                        FOR FUTURE ISSUANCE
                              ISSUED UPON      WEIGHTED AVERAGE        UNDER EQUITY
                              EXERCISE OF      EXERCISE PRICE OF    COMPENSATION PLANS
                              OUTSTANDING         OUTSTANDING           (EXCLUDING
                           OPTIONS, WARRANTS   OPTIONS, WARRANTS   SECURITIES REFLECTED
                              AND RIGHTS          AND RIGHTS          IN COLUMN(a))
      PLAN CATEGORY               (a)                 (b)                  (c)
      -------------        -----------------   -----------------   --------------------
Equity compensation plans
  approved by security
  holders................      1,844,774            $ 2.60               269,650
Equity compensation plans
  not approved by
  security holders.......         60,000            $14.00                  None

EMPLOYMENT AGREEMENTS

      We have entered into employment agreements with each of the Named Executive Officers (collectively, the "Executive Employment Agreements"). Under the terms of the respective agreements, Messrs. Long, Hennessy, Hilz and Klotz are entitled to an annual base salary of $150,000, $125,000, $200,000 and $150,000, respectively, plus other bonuses, the amounts and payment of which are within the discretion of the Compensation Committee. Beginning in the quarter ended June 30, 2001, Messrs. Long, Hilz and Klotz took voluntarily pay reductions as compared to the base salary set in their respective employment agreements. The voluntary pay reductions were terminated for Messrs. Hilz and Klotz after certain financial performance goals were attained. Mr. Long has extended his voluntary pay reduction through the current pay period. The agreements with Messrs. Hilz, Hennessy and Klotz also include special bonus plan provisions that may be changed or eliminated at the Company's sole discretion. These three executives each currently have an opportunity to receive two bonuses on a quarterly basis, which two bonuses are tied to each of gross profits per share compared to plan and earnings per share compared to plan for the pertinent subsidiary. The bonus amounts that may be earned range from zero to as much as 70% of their quarterly salary based upon performance attained. These bonus arrangements may be modified at any time at the sole discretion of the Compensation Committee. All Executive Employment Agreements may be terminated by the Company or by the officer named therein at any time by giving proper notice. The Executive Employment Agreements generally provide that the executive officer will not, for the term of his employment and for a period of either twelve or eighteen months, whichever the case may be, following the end of such executive officer's employment with the Company, compete with the Company, disclose any of the Company's confidential information, solicit any of the Company's employees or customers or otherwise interfere with the Company's business relations. The non-compete provision with Mr. Long does not apply if the Company elects to terminate Mr. Long's employment without cause; except that, the Company may elect to continue the non-compete restrictions in that event by paying Mr. Long a severance amount during the restricted period. The severance amount payable to Mr. Long is based upon the greater of 75% of his salary at the time of termination or 75% of his average monthly salary and bonus, calculated based on his compensation during the 12 months period prior to his termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company leases office space from Allstar Equities, Inc., a Texas corporation ("Equities"), a company wholly-owned by Mr. Long, the Company's Chief Executive Officer. On December 1, 1999, Equities purchased the Company's corporate office building and executed a direct lease with the Company with an expiration date of December 31, 2004. In conjunction with Equities re-financing the building, a new lease was executed with the Company on February 1, 2002, with an expiration date of January 31, 2007. The lease has rental rates of $37,192 per month.

      From time to time, the Company makes short-term loans and travel advances to its non-executive employees. The balance of approximately $17,000 relating to these loans and advances is included in the Company's consolidated balance sheet and reported as part of "Accounts receivable -- other" at December 31, 2004.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's directors, executive officers, and stockholders who own more than 10% of the Common Stock (the "Reporting Persons") are required to file reports of stock ownership and changes in ownership of common stock with the SEC and to furnish the Company with copies of all such reports they file. The Company believes that, for fiscal year 2004, all the Reporting Persons complied with all applicable filing requirements.

                                   PROPOSAL 2

                   AMENDMENT OF THE COMPANY'S INCENTIVE PLAN

GENERAL INFORMATION

      The Board of Directors approved an amendment (the "Plan Amendment") of the I-Sector Corporation Incentive Plan (the "Plan") on April 11, 2005, subject to approval by stockholders at this Meeting. The Plan was first approved by the Board of Directors and stockholders in 2000. An amendment increasing the number of shares reserved for grant under the Plan was approved by the stockholders at the last annual meeting of stockholders held on December 30, 2004. Most recently, at a special meeting of the stockholders held on March 18, 2005, the stockholders also approved an amendment to increase the number of shares of Common Stock reserved for grant under the Plan to 2,023,103 shares of Common Stock in connection with the elimination of the minority interest in INX. The Company is asking stockholders to approve the Plan Amendment, as the Company believes that its continued ability to grant incentive awards under the Plan is essential to its ability to implement its strategy and to continue to attract and motivate key employees.

      The purpose of the Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, outside directors, key employees, consultants and other key individuals by offering those persons an opportunity to acquire, or increase an existing, interest in the future success of the Company. In the judgment of the Board of Directors, this form of incentive compensation will serve to the ultimate benefit of stockholders by aligning more closely the interests of the Plan participants with the stockholders. Approval of the Plan Amendment by stockholders is also necessary to comply with the AMEX listing requirements.

      As of the Record Date, there were an aggregate of 2,023,103 shares of Common Stock issued or reserved for grant under the Plan, of which only 264,500 shares of Common Stock were available for future grants, and the closing price of the Common Stock was $7.03 per share. Because participation and the types of awards under the Plan are subject to the discretion of the

Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants in the Plan, including officers and directors of the Company, is not currently determinable.

DESCRIPTION OF THE PLAN AMENDMENT

      A description of the provisions of the Plan Amendment is set forth below. This summary is qualified in its entirety by the detailed provisions of the Plan Amendment, a copy of which is attached as Appendix A to this proxy statement. Capitalized terms not defined in this description shall have the meaning provided to such term in the Plan.

      If Proposal 2 is approved by the stockholders, the number of shares of Common Stock available for Incentive Awards under the Plan will be increased by 250,000 shares of Common Stock to a total of 2,273,103 shares of Common Stock.

     Incentive awards may be granted under the Plan pursuant to the Plan Amendment prior to the receipt of such stockholder approval; provided, however, that if the requisite stockholder approval is not obtained, then any such incentive awards granted hereunder shall automatically become null and void and have no force and effect.

APPROVAL AND REQUIRED VOTE

      The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, is required to approve the Plan Amendment. Abstentions will have the same effect as a vote against approval of the Plan Amendment. Broker non-votes will not have any effect on the approval of the Plan Amendment. Unless otherwise indicated, properly executed proxies will be voted in favor of the proposal to approve the Plan Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PLAN AMENDMENT.

STOCK PERFORMANCE GRAPH

      The following graph compares the performance of the Common Stock with the Amex Market Value (U.S. Companies), Nasdaq Stock Market (U.S. Companies) Index and with the Russell 2000 Index. The graph assumes that $100 was invested on December 31, 1999, in the Common Stock and in each index and that any cash dividends were reinvested. The Company has not declared any dividends during the period covered by this graph.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
        AMONG I-SECTOR CORPORATION, THE AMEX MARKET VALUE (U.S.) INDEX, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX

                              (PERFORMANCE GRAPH)

* $100 invested on 12/31/99 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

ASSUMED INVESTMENT WITH REINVESTMENT OF DIVIDENDS

                                     --------------------------------------------------------------
                                     12/99     3/00      6/00      9/00    12/00     3/01     6/01
I-SECTOR CORPORATION                 100.00   228.48     176.16   123.76    76.16    80.96    76.92
AMEX MARKET VALUE (U.S.)             100.00    96.86      89.86    93.79    77.40    74.90    80.44
NASDAQ STOCK MARKET (U.S.)           100.00   106.74      92.30    77.62    60.09    50.92    51.49
RUSSELL 2000                         100.00   107.08     103.04   104.18    96.98    90.67   103.71

                                     --------------------------------------------------------------
                                      9/01    12/01      3/02      6/02     9/02    12/02     3/03
I-SECTOR CORPORATION                  68.55    63.98      67.02   162.99   102.82   152.32   148.51
AMEX MARKET VALUE (U.S.)              60.87    68.68      72.73    64.16    57.04    58.74    57.29
NASDAQ STOCK MARKET (U.S.)            33.52    45.44      44.85    34.58    28.20    26.36    23.77
RUSSELL 2000                          82.08    99.39     103.35    94.72    74.45    79.03    75.48

                                     --------------------------------------------------------------
                                      6/03     9/03     12/03      3/04     6/04     9/04    12/04
I-SECTOR CORPORATION                 182.03   335.11   1,194.21   658.80   620.72   533.13   582.64
AMEX MARKET VALUE (U.S.)              69.17    74.60      83.47    90.65    89.08    89.89   102.61
NASDAQ STOCK MARKET (U.S.)            29.46    35.98      38.55    41.63    40.03    38.13    40.87
RUSSELL 2000                          93.16   101.62     116.38   123.66   124.25   120.70   137.71

      This graph depicts the past performance of the Common Stock and in no way should be used to predict future performance. The Company does not make or endorse any predictions as to future share performance.

      The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

                                 CODE OF ETHICS

      The Board of Directors has adopted a Code of Ethics applicable to the Company's Chief Executive Officer and other senior officers and has also adopted a Code of Ethics for Financial Executives (together, the "Codes"). Copies of the Codes are available on the "Investor Information" page of the Company's website at http://www.i-sector.com. The Company will provide the Codes in print, free of charge, to stockholders who request them. Any waiver of the Codes with respect to executive officers and directors may be made only by the Board of Directors or a Board committee and will be promptly disclosed to stockholders on the Company's website, as will any amendments to the Codes.

                         DISTRIBUTION OF ANNUAL REPORTS

      The 2004 Annual Report to stockholders covering the year ended December 31, 2004 was mailed concurrently with this proxy statement to each stockholder entitled to vote at the Meeting.

         STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL STOCKHOLDERS MEETING

      Any stockholder who wishes to submit a proposal for consideration at the 2006 annual stockholders meeting, but not for inclusion in the proxy statement, will be required to submit such proposal to the Company in writing no earlier than November 11, 2005 and no later than March 12, 2006. If such a matter is raised at the 2006 annual meeting of stockholders, the proxy holders for the 2006 annual meeting of stockholders will have discretionary authority to vote on the matter. To have a proposal included in the proxy statement and form of proxy for the 2006 annual stockholders meeting, a stockholder must deliver such proposal by December 14, 2005. Stockholder proposals and notices should be sent to Secretary, I-Sector Corporation, 6401 Southwest Freeway, Houston, Texas 77074.

                           COST OF SOLICITING PROXIES

      The cost of soliciting proxies, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to their principals, in the accompanying form, will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone, for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to beneficial owners.

      The persons designated as proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Meeting. Management does not know of any matters other than those referred to in this proxy statement that will be presented for action at the Meeting.

                                       By Order of the Board of Directors,

                                       -s- Timothy J. Grothues
                                       Timothy J. Grothues
                                       Assistant Secretary

                                       April 13, 2005

                                   APPENDIX A

                             THIRD AMENDMENT TO THE
                         I-SECTOR CORP. INCENTIVE PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JULY 28, 2003)

WHEREAS, the I-Sector Corp. Incentive Plan as amended and restated effective July 28, 2003, (the "Plan") was adopted by the Board of Directors of I-Sector Corp. and approved by shareholders on July 28, 2003; and

WHEREAS, under Section 7.7 of the Plan the Board has the authority to amend the Plan subject to certain shareholder approval requirements; and

WHEREAS, the Board has authorized this third amendment of the Plan subject to stockholder approval as provided herein.

NOW THEREFORE, the Plan is hereby amended as follows:

Section 1.4 shall be amended in its entirety to read as follows:

1.4    SHARES OF COMMON STOCK AVAILABLE FOR INCENTIVE AWARDS

      Subject to adjustment under Section 6.5, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) 2,273,103 Shares of Common Stock. The total number of Shares reserved for issuance under the Plan (pursuant to the previous sentence) shall be available for any one of the following types of grants: Incentive Stock Options, Nonstatutory Stock Options, SAR, Restricted Stock, a payment of a Performance Share in Shares, a payout of a Performance Unit in Shares, a payout of an Other Stock-Based Award in Shares described in Section 5 which includes, without limitation, Deferred Stock, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Incentive Awards.

      During any period that the Company is a Publicly Held Corporation, then unless and until the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards to Covered Employees:

                (a) Subject to adjustment as provided in Section 6.5, the maximum aggregate number of Shares of Common Stock (including Stock Options, SARs, Restricted Stock, Performance Units and Performance Shares paid out in Shares, or Other Stock-Based Awards paid out in Shares) that may be granted or that may vest, as applicable, in any calendar year pursuant to any Incentive Award held by any individual Employee shall be 2,273,103 Shares.

                (b) The maximum aggregate cash payout (including SARs, Performance Units and Performance Shares paid out in cash, or Other Stock-Based Awards paid out in cash) with respect to Incentive Awards granted in any calendar year which may be made to any individual Employee shall be Twenty Million dollars ($20,000,000).

                (c) With respect to any Stock Option or Stock Appreciation Right granted to a Covered Employee that is canceled or repriced, the number of Shares subject to such Stock Option or Stock Appreciation Right shall continue to count against the maximum number of Shares that may be the subject of Stock Options or Stock Appreciation Rights granted to such Employee hereunder to the extent such is required in accordance with Section 162(m) of the Code.

                (d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with the Performance-Based Exception.

The Plan as amended hereby is effective on April 11, 2005, subject to approval of the stockholders of the Company within one year from April 11, 2005. Incentive Awards may be granted under the Plan pursuant to this amendment prior to the receipt of such stockholder approval; provided however, that if the requisite stockholder approval is not obtained then any such Incentive Awards granted hereunder shall automatically become null and void and have no force and effect.

                                          I-SECTOR CORP.

                                             By:      /s/ JAMES H. LONG
                                                --------------------------------
                                                James H. Long, Chairman of the
                                                 Board
                                                and Chief Executive Officer

                              I-SECTOR CORPORATION
                             6401 SOUTHWEST FREEWAY
                              HOUSTON, TEXAS 77074

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 11, 2005

         The undersigned hereby appoints Timothy J. Grothues and Helena Y. Shiu, either or both of them, proxies of the undersigned with full power of substitution, to vote all shares of I-Sector Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of I-Sector Corporation to be held in Houston, Texas on Wednesday, May 11, 2005 at 10:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF
                              I-SECTOR CORPORATION
                                  MAY 11, 2005

                           PLEASE DATE, SIGN AND MAIL
                             YOUR PROXY CARD IN THE
                           ENVELOPE PROVIDED AS SOON
                                  AS POSSIBLE

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                  ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

1.  ELECTION OF DIRECTORS:

                                                           NOMINEES
                                                           --------
[ ] FOR ALL NOMINEES                                 [ ] James H. Long
[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES              [ ] Donald R. Chadwick
[ ] FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)          [ ] John B. Cartwright
                                                     [ ] Cary M. Grossman

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

2.  APPROVAL OF THE AMENDMENT OF THE I-SECTOR CORPORATION INCENTIVE PLAN:
    [ ]  FOR      [ ]  AGAINST          [ ]  ABSTAIN

THIS PROXY WILL BE VOTED AS INDICATED BY THE STOCKHOLDER(S). IF NO CHOICE IS INDICATED ABOVE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES AND "FOR" THE APPROVAL OF THE AMENDMENT OF THE I-SECTOR CORPORATION INCENTIVE PLAN.

  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON
                                  AS POSSIBLE.

Signature of Stockholder:                                     Date:
                           ----------------------------------       ------------

Signature of Stockholder:                                     Date:
                           ----------------------------------       ------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.